                             AGREEMENT AND PLAN OF MERGER

                                     dated as of

                                   June 22, 2000


                                    by and between

                           CITIZENS & NORTHERN CORPORATION

                                        and

                                    PEOPLES LTD.

                                 TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

                           ARTICLE I Certain Definitions

1.01   CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

                               ARTICLE II The Merger

2.01   THE PEOPLES MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
2.02   THE SUBSIDIARY MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
2.03   EFFECTIVENESS OF THE PEOPLES MERGER . . . . . . . . . . . . . . . . . . . . .7
2.04   EFFECTIVE DATE AND EFFECTIVE TIME . . . . . . . . . . . . . . . . . . . . . .7

                   ARTICLE III Consideration; Exchange Procedures

3.01   MERGER CONSIDERATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
3.02   RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS . . . . . . . . . . . . . . . . . . .8
3.03   FRACTIONAL SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
3.04   EXCHANGE PROCEDURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
3.05   ANTI-DILUTION PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .9
3.06   OTHER TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9


                     ARTICLE IV Representations and Warranties

4.01   DISCLOSURE SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
4.02   STANDARD. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
4.03   REPRESENTATIONS AND WARRANTIES OF PEOPLES . . . . . . . . . . . . . . . . . 11
4.04   REPRESENTATIONS AND WARRANTIES OF CNN . . . . . . . . . . . . . . . . . . . 21

                                ARTICLE V Covenants

5.01   PEOPLES TO CARRY ON BUSINESS IN NORMAL MANNER . . . . . . . . . . . . . . . 25
5.02   CNN TO CARRY ON BUSINESS IN NORMAL MANNER . . . . . . . . . . . . . . . . . 27
5.03   REASONABLE BEST EFFORTS . . . . . . . . . . . . . . . . . . . . . . . . . . 28
5.04   SHAREHOLDER APPROVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
5.05   REGISTRATION STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
5.06   PRESS RELEASES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
5.07   ACCESS; INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
5.08   ACQUISITION PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
5.09   AFFILIATE AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30


                                          i

5.10   TAKEOVER LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
5.11   [INTENTIONALLY DELETED]
5.12   REGULATORY APPLICATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 31
5.13   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
5.14   OPPORTUNITY OF EMPLOYMENT; EMPLOYEE BENEFITS. . . . . . . . . . . . . . . . 32
5.15   NOTIFICATION OF CERTAIN MATTERS . . . . . . . . . . . . . . . . . . . . . . 33
5.16   DIVIDEND COORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
5.17   CNN BOARD REPRESENTATION. . . . . . . . . . . . . . . . . . . . . . . . . . 33
5.18   RESULTING BANK BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . 33
5.19   FORMATION OF ADVISORY BOARD . . . . . . . . . . . . . . . . . . . . . . . . 33
5.20   ACCOUNTING AND TAX TREATMENT. . . . . . . . . . . . . . . . . . . . . . . . 33
5.21   NO BREACHES OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . 34
5.22   CONSENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
5.23   INSURANCE COVERAGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
5.24   CORRECTION OF INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . 34
5.25   CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
5.26   SUPPLEMENTAL ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . 34
5.27   EMPLOYMENT AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
5.28   VOTING AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35


        ARTICLE VI Conditions to Consummation of the Holding Company Merger

6.01   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. . . . . . . . . 35
6.02   CONDITIONS TO OBLIGATION OF PEOPLES . . . . . . . . . . . . . . . . . . . . 36
6.03   CONDITIONS TO OBLIGATION OF CNN . . . . . . . . . . . . . . . . . . . . . . 37

                              ARTICLE VII Termination

7.01   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
7.02   EFFECT OF TERMINATION AND ABANDONMENT; ENFORCEMENT OF AGREEMENT . . . . . . 39

                             ARTICLE VIII Miscellaneous

8.01   SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
8.02   WAIVER; AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
8.03   COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
8.04   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
8.05   EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
8.06   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
8.07   ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. . . . . . . . . . . . . 41
8.08   INTERPRETATION; EFFECT. . . . . . . . . . . . . . . . . . . . . . . . . . . 41
8.09   WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . 41


EXHIBIT A     Form of Stock Option Agreement
EXHIBIT B     Form of PEOPLES Affiliate Agreement
EXHIBIT C     Form of Voting Agreement
EXHIBIT D     First Amendment to Executive Employment Agreement

     AGREEMENT AND PLAN OF MERGER, dated as of June 22, 2000, (this "AGREEMENT"), is by and between Citizens & Northern Corporation ("CNN") and Peoples Ltd. ("PEOPLES").

                                       RECITALS

     A.   CITIZENS & NORTHERN CORPORATION.   CNN is a Pennsylvania corporation,
having its principal place of business in Wellsboro, Pennsylvania.

     B. PEOPLES LTD. PEOPLES is a Pennsylvania corporation, having its principal place of business in Wyalusing, Pennsylvania.

     C. STOCK OPTION AGREEMENT. As an inducement to the willingness of CNN to continue to pursue the transactions contemplated by this Agreement, PEOPLES intends to grant to CNN an option pursuant to a stock option agreement, in substantially the form of Exhibit A.

     D. INTENTIONS OF THE PARTIES. It is the intention of the parties to this Agreement that the business combinations contemplated hereby be accounted for under the "pooling-of-interests" accounting method and that each be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

     E. BOARD ACTION. The respective Boards of Directors of each of CNN and PEOPLES have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combinations provided for herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                      ARTICLE I

                                 CERTAIN DEFINITIONS

     1.01 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

          "ACQUISITION PROPOSAL" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving PEOPLES or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, PEOPLES or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          "AGREEMENT" means this Agreement, as amended or modified from time to time in accordance with Section 8.02.

          "AGREEMENT TO MERGE" has the meaning set forth in Section 2.03.

          "BANK" means Peoples State Bank of Wyalusing, Pa., a wholly-owned subsidiary of PEOPLES.

          "BHCA" means the Bank Holding Company Act of 1956, as amended.

          "CNN" has the meaning set forth in the preamble to this Agreement.

          "CNN ARTICLES" means the Articles of Incorporation of CNN, as amended.

          "CNN BANK" means Citizens & Northern Bank, a Pennsylvania banking corporation which is a wholly-owned subsidiary of CNN.

          "CNN BOARD" means the Board of Directors of CNN.

          "CNN BYLAWS" means the Bylaws of CNN, as amended.

          "CNN COMMON STOCK" means the common stock, par value $1.00 per share, of CNN.

          "CNN SEC DOCUMENTS" has the meaning set forth in Section 4.04(g).

          "CNN STOCK" means the CNN Common Stock.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPENSATION AND BENEFIT PLANS" has the meaning set forth in Section 4.03(m).

          "CONSULTANTS" has the meaning set forth in Section 4.03(m).

          "COSTS" has the meaning set forth in Section 5.14(a).

          "DIRECTORS" has the meaning set forth in Section 4.03(m).

          "DISCLOSURE SCHEDULE" has the meaning set forth in Section 4.01.

          "DISSENTING SHARES" means any shares of PEOPLES Common Stock held by a holder who properly demands and perfects appraisal rights with respect to such shares in accordance with applicable provisions of the PBCL.

          "DSCP" means the Department of State of the Commonwealth of Pennsylvania.

          "EFFECTIVE DATE" means the date on which the Effective Time occurs.

          "EFFECTIVE TIME" means the effective time of the Merger, as provided for in Section 2.04.

          "EMPLOYEES" has the meaning set forth in Section 4.03(m).

          "EMPLOYMENT AGREEMENT" has the meaning set forth in Section 5.01(d).

          "ENVIRONMENTAL LAWS" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" means PEOPLES and any other employer that is, or at any relevant time was, together with PEOPLES, treated as a "single employer" under Code Sections 414(b), 414(c), 414(m) or 414(o).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "EXCHANGE AGENT" has the meaning set forth in Section 3.04.

          "EXCHANGE FUND" has the meaning set forth in Section 3.04.

          "EXCHANGE RATIO" has the meaning set forth in Section 3.01.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "FFIEC" means Federal Financial Institutions Examination Committee.

          "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

          "INDEMNIFIED PARTY" has the meaning set forth in Section 5.14(a).

          "IRS" has the meaning set forth in Section 4.03(m).

          The term "KNOWLEDGE" means, with respect to a party hereto, actual knowledge of any officer of that party with the title of not less than the senior vice president.

          "LIEN" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

          "MATERIAL ADVERSE EFFECT" means, with respect to CNN or PEOPLES, any effect that (i) is material and adverse to the financial position, results of operations or business of CNN and its Subsidiaries taken as a whole, or PEOPLES and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either CNN or PEOPLES to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, (c) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein, and (d) actions or omissions of a party which have been waived in accordance with Section 8.02 hereof.

          "MERGER" collectively refers to the PEOPLES Merger and the Subsidiary Merger, as set forth in Section 2.01 and Section 2.02, respectively.

          "MERGER CONSIDERATION" has the meaning set forth in Section 2.01.

          "NEW CERTIFICATE" has the meaning set forth in Section 3.04.

          "NASD" means The National Association of Securities Dealers.

          "OLD CERTIFICATE" has the meaning set forth in Section 3.04.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "PBCL" means the Pennsylvania Business Corporation Law of 1988, as amended.

          "PDB" means the Pennsylvania Department of Banking.

          "PENSION PLAN" has the meaning set forth in Section 4.03(m).

          "PEOPLES" has the meaning set forth in the preamble to this Agreement.

          "PEOPLES ARTICLES" means the Articles of Incorporation of PEOPLES.

          "PEOPLES AFFILIATE" has the meaning set forth in Section 5.09.

          "PEOPLES BOARD" means the Board of Directors of PEOPLES.

          "PEOPLES BYLAWS" means the  Bylaws of PEOPLES, as amended.

          "PEOPLES COMMON STOCK" means the common stock, par value $.50 per share, of PEOPLES.

          "PEOPLES MEETING" has the meaning set forth in Section 5.04.

          "PEOPLES MERGER" has the meaning set forth in Section 2.01.

          "PEOPLES STOCK" means PEOPLES Common Stock, par value $.50 per share.

          "PERSON" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

          "PREVIOUSLY DISCLOSED" by a party shall mean information set forth in its Disclosure Schedule.

          "PROXY/PROSPECTUS" has the meaning set forth in Section 5.05.

          "PROXY STATEMENT" has the meaning set forth in Section 5.05.

          "REGISTRATION STATEMENT" has the meaning set forth in Section 5.05.

          "REGULATORY AUTHORITY" has the meaning set forth in Section 4.03(i).

          "REPLACEMENT OPTION" has the meaning set forth in Section 3.06.

          "REPRESENTATIVES" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

          "RESULTING BANK" has the meaning set forth in Section 2.02.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "STOCK OPTION AGREEMENT" has the meaning set forth in Recital C.

          "SUBSIDIARY" AND "SIGNIFICANT SUBSIDIARY" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

          "SUBSIDIARY MERGER" has the meaning set forth in Section 2.02.

          "SURVIVING CORPORATION" has the meaning set forth in Section 2.01.

          "TAKEOVER LAWS" has the meaning set forth in Section 6.03(c).

          "TAX" AND "TAXES" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

          "TAX RETURNS" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

          "TREASURY STOCK" shall mean shares of PEOPLES Stock held by PEOPLES or any of its Subsidiaries or by CNN or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

                                      ARTICLE II

                                      THE MERGER

     2.01 THE HOLDING COMPANY MERGER. At the Effective Time (i) PEOPLES shall be merged with and into CNN (the "HOLDING COMPANY MERGER" or the "PEOPLES MERGER"), (ii) CNN shall survive and continue to exist as a Pennsylvania corporation (CNN, as the surviving corporation in the Holding Company Merger, sometimes being referred to herein as the "SURVIVING CORPORATION"). The Articles of Incorporation of CNN, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation; and the Bylaws of CNN, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

     2.02 THE SUBSIDIARY MERGER. At the time specified by CNN Bank in its articles of merger filed with the PDB (which shall not be earlier than the Effective Time, Bank shall merge with and into CNN Bank (the "SUBSIDIARY MERGER") pursuant to an agreement to merge (the "AGREEMENT TO MERGE") to be executed by Bank and CNN Bank and filed with the PDB. Upon consummation of the Subsidiary Merger, the separate corporate existence of Bank shall cease and CNN Bank shall survive and continue to exist as a state banking corporation (CNN Bank, as the resulting bank in the Subsidiary Merger, sometimes being referred to herein as the "RESULTING BANK"). (The Holding Company Merger and the Subsidiary Merger shall sometimes collectively be referred to herein as the "MERGER".)

     2.03 EFFECTIVENESS OF THE HOLDING COMPANY MERGER. Subject to the satisfaction or waiver of the conditions set forth in Article VI, the PEOPLES Merger shall become effective upon the occurrence of the filing in the office of the DSCP of articles of merger in accordance with Section 1928 of the PBCL, or such later date and time as may be set forth in such filings.

     2.04 EFFECTIVE DATE AND EFFECTIVE TIME. The parties shall cause the effective date of the Holding Company Merger (the "EFFECTIVE DATE") to occur as soon as is practicable after each of the conditions set forth in Article VI have been satisfied or waived, provided, no such election shall cause the Effective Date to fall after the date specified in Section 7.01(c) hereof or after the date or dates on which any Regulatory Authority approval or any extension thereof expires. The time on the Effective Date when the Holding Company Merger shall become effective is referred to as the "EFFECTIVE TIME."

                                    ARTICLE III

                          CONSIDERATION; EXCHANGE PROCEDURES

     3.01 MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the PEOPLES Merger and without any action on the part of any Person:

     (a) OUTSTANDING PEOPLES COMMON STOCK AND PEOPLES RIGHTS. Each share, excluding Treasury Stock and Dissenting Shares, of PEOPLES Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into 2.5 shares of CNN Common Stock (the "EXCHANGE RATIO"). The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05.

     (b) TREASURY SHARES. Each share of PEOPLES Common Stock held as Treasury Stock and each share of PEOPLES Common Stock held by CNN immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     (c) OUTSTANDING CNN STOCK. Each share of CNN Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the PEOPLES Merger.

     3.02 RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of PEOPLES Common Stock shall cease to be, and shall have no rights as, shareholders of PEOPLES, other than to receive any dividend or other distribution with respect to such PEOPLES Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this
Article III, and appraisal rights in the case of Dissenting Shares. After the Effective Time, there shall be no transfers on the stock transfer books of PEOPLES or the Surviving Corporation of any shares of PEOPLES Stock.

     3.03 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of CNN Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the PEOPLES Merger; instead, CNN shall pay to each holder of PEOPLES Common Stock who would otherwise be entitled to a fractional share of CNN Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fractional share of CNN Common Stock to which the holder would be entitled by the average of the bid and ask prices of CNN Common Stock, as reported by the OTC Bulletin Board for the twenty (20) trading days immediately proceeding the fifth (5th) trading day prior to the Effective Date.

     3.04 EXCHANGE PROCEDURES. (a) At or prior to the Effective Time, CNN shall deposit, or shall cause to be deposited, with the CNN Bank (in such capacity, the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of PEOPLES Common Stock ("OLD CERTIFICATES"), for exchange in accordance with this Article III, certificates representing the shares of CNN Common Stock ("NEW CERTIFICATES") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to this
Article III in exchange for outstanding shares of PEOPLES Common Stock.

     (b) Within five (5) business days after the Effective Date, CNN shall send or cause to be sent to each former holder of record of shares of PEOPLES Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such shareholder's Old Certificates for the consideration set forth in this Article III. CNN shall cause the New Certificates into which shares of a shareholder's PEOPLES Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such shares of PEOPLES Common Stock (or an indemnity affidavit reasonably satisfactory to CNN and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of PEOPLES Stock for any amount properly delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) Dividends, if any, payable by CNN after the Effective Date to any former shareholder of PEOPLES who has not prior to the payment date surrendered his PEOPLES Common Stock certificates shall be withheld. Any dividends so withheld shall be paid, without interest, to such former shareholder of PEOPLES upon proper surrender of his PEOPLES Common Stock certificates.

     (e) All PEOPLES Common Stock certificates must be surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former shareholder of

PEOPLES shall not have properly surrendered his PEOPLES Common Stock certificates within two (2) years after the Effective Date, the shares of CNN Common Stock that would otherwise have been issued to him may, at the option of CNN, be sold and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held in a non-interest bearing account for his benefit. From and after any such sale, the sole right of such former shareholder of PEOPLES shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former shareholder of PEOPLES, without interest, upon proper surrender of his PEOPLES Common Stock certificates.

     3.05 ANTI-DILUTION PROVISIONS. In the event CNN changes (or establishes a record date for changing) the number of shares of CNN Common Stock issued and outstanding between the date hereof and the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding CNN Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

     3.06 OTHER TRANSACTIONS. Nothing set forth in this Agreement or any Exhibit hereto shall be construed:

     (a) to preclude CNN or CNN Bank from acquiring or assuming, or to limit in any way the right of CNN or CNN Bank to acquire or assume, prior to or following the Effective Time, the stock, assets or liabilities of any other financial services institution or other corporation or entity, whether by issuance or exchange of CNN Common Stock, or otherwise;

     (b) to preclude CNN or CNN Bank from issuing, or to limit in any way the right of either of them to issue, prior to or following the Effective Date, CNN Common Stock or other securities;

     (c) to preclude CNN from granting options at any time with respect to CNN Common Stock or other securities;

     (d) to preclude option holders of CNN from exercising options at any time with respect to CNN Common Stock or other securities; or

     (e) to preclude CNN from taking, or to limit in any way the right of CNN to take, any other action not expressly and specifically prohibited by the terms of this Agreement; provided, however, that during the period extending from the date of this Agreement until the Effective Date, in the event CNN desires to (1) sell all or substantially all of its assets, (2) issue CNN Common Stock or other securities convertible into CNN Common Stock such that such newly issued CNN Common Stock or the CNN Common Stock into which such other securities would be converted would equal or exceed 20% of the number of shares of CNN Common Stock issued as of the date of this Agreement, or (3) merge or consolidate with or into, or convert to, any other person or entity, CNN shall notify PEOPLES simultaneously with taking any such action, and PEOPLES shall have the right, in its sole discretion, to terminate this Agreement without cost, expense or liability on its part to any other party.


                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

     4.01 DISCLOSURE SCHEDULES. On or prior to the date hereof, CNN has delivered to PEOPLES a schedule and PEOPLES has delivered to CNN a schedule (respectively, its "DISCLOSURE SCHEDULE") setting forth, among other things, items, the disclosure of which are necessary in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 4.03 or 4.04 or to one or more of its respective covenants contained in Article V and Article VI; PROVIDED, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 4.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect on the party making the representation. PEOPLES' representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue, incorrect or to have been breached as a result of effects on PEOPLES arising solely from actions taken in compliance with a written request of CNN or this Agreement.

     4.02 STANDARD. No representation or warranty of PEOPLES or CNN contained in Section 4.03 or 4.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 4.03 or 4.04 has had, or is reasonably likely to have, a Material Adverse Effect.

     4.03      REPRESENTATIONS AND WARRANTIES OF PEOPLES.  Subject to Sections
4.01 and 4.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, PEOPLES hereby represents and warrants to CNN:

     (a) ORGANIZATION, STANDING AND AUTHORITY. PEOPLES is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. PEOPLES is registered as a bank holding company under the BHCA. Bank is a state chartered banking institution duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Bank is duly qualified to do business and is in good standing in the Commonwealth of Pennsylvania and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

     (b) CAPITAL STRUCTURE OF PEOPLES. As of June 1, 2000, the authorized capital stock of PEOPLES consisted solely of 500,000 shares of PEOPLES Common Stock, of which 410,325 shares were issued and outstanding and 15,165 shares were issued and held as Treasury Stock. The outstanding shares of PEOPLES Common Stock have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and are not subject to any preemptive rights (and were not issued in violation of any preemptive rights). No options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligation into any shares of PEOPLES Common Stock have been authorized, granted or entered into by PEOPLES.

     (c) SUBSIDIARIES. (i)(A) PEOPLES has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries,
(C) except as Previously Disclosed, no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) except as Previously Disclosed, there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) except as Previously Disclosed, there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) except as Previously Disclosed, all the equity securities of each Subsidiary held by PEOPLES or its Subsidiaries are fully paid and nonassessable and are owned by PEOPLES or its Subsidiaries free and clear of any Liens.

          (ii) PEOPLES does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

          (iii) Each of PEOPLES' Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

     (d) CORPORATE POWER; AUTHORIZED AND EFFECTIVE AGREEMENT. Each of PEOPLES and its Subsidiaries has full corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; PEOPLES has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement; and Bank has the corporate power and authority to consummate the Subsidiary Merger and the Agreement to Merge in accordance with the terms of this Agreement.

     (e) CORPORATE AUTHORITY. Subject to receipt of the requisite adoption of this Agreement by the holders of Seventy-Five Percent (75%) of the outstanding shares of PEOPLES Common Stock entitled to vote thereon (which is the only shareholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of PEOPLES and the PEOPLES Board no later than the date hereof. The Agreement to Merge, when executed by Bank, shall have been approved by the Board of Directors of Bank and by the PEOPLES Board, as the sole shareholder of Bank. This Agreement is a valid and legally binding obligation of PEOPLES, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The PEOPLES Board has received the written opinion of Ryan, Beck & Co. to the effect that as of the date hereof the Exchange Ratio to be received by the holders of PEOPLES Common Stock in the PEOPLES Merger is fair to the holders of PEOPLES Common Stock from a financial point of view.

     (f) REGULATORY FILINGS; NO DEFAULTS. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by PEOPLES or any of its Subsidiaries in connection with the execution, delivery or performance by PEOPLES of this Agreement or the Stock Option Agreement or to consummate the Merger except for
(A) filings of applications, and notices and the Agreement to Merge, as applicable, with federal and state banking authorities, (B) filings with the SEC and state securities authorities, and (C) the filing of the articles of merger with the DSCP pursuant to the PBCL. As of the date hereof, PEOPLES is not aware of any reason why the approvals set forth in Section 6.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 6.01(b).

          (ii) Subject to receipt of the regulatory and shareholder approvals referred to above and expiration of related regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of PEOPLES or of any of its Subsidiaries or to which PEOPLES or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the PEOPLES Articles or the PEOPLES Bylaws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

     (g)  FINANCIAL STATEMENTS.  PEOPLES has delivered or will deliver to CNN
(a) consolidated financial statements for each of the fiscal years ended December 31, 1997, 1998, and 1999, respectively, consisting of balance sheets and the related statements of income, changes in shareholder equity and cash flows for the fiscal years ended on such date, all as certified by Parente Randolph, PEOPLES' independent auditors, and (b) unaudited consolidated financial statements for the interim period ended March 31, 2000 consisting of balance sheets and the related statements of income. The aforesaid financial statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods indicated, and fairly present the financial position of PEOPLES as of the dates thereof and the results of operations and cash flow for the periods indicated, except in the case of the interim financial statements, normal year-end adjustments and the absence of notes thereto. Since the date of the December 31, 1999 balance sheet (the "BALANCE SHEET"), there has not been any material adverse change in the financial condition, results of operations, assets of business of PEOPLES.

     (h) LITIGATION. No litigation, claim or other proceeding before any court or governmental agency is pending against PEOPLES or any of its Subsidiaries and, to PEOPLES' knowledge, no such litigation, claim or other proceeding has been threatened.

     (i)  REGULATORY MATTERS.

          (i) Neither PEOPLES nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, PDB, the Federal Reserve System and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "REGULATORY AUTHORITIES").

          (ii) Neither it nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     (j)  COMPLIANCE WITH LAWS.  Each of PEOPLES and its Subsidiaries:

          (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

          (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to PEOPLES' knowledge, no suspension or cancellation of any of them is threatened; and

          (iii) has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that PEOPLES or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental

Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to PEOPLES's knowledge, do any grounds for any of the foregoing exist).

     (k)  MATERIAL CONTRACTS; DEFAULTS.

          (i) Except for the Stock Option Agreement and as Previously Disclosed, as of the date of this Agreement, PEOPLES is not a party to, or bound by, any oral or written:

                 (A) "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC;

                 (B) consulting agreement not terminable on thirty (30) days or less notice involving the payment of more than $10,000 per annum, in the case of any such agreement;

                 (C) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

                 (D) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $10,000;

                 (E) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                 (F) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

                 (G) agreement, contract or understanding, other than this Agreement, and the Stock Option Agreement, regarding the capital stock of PEOPLES or committing to dispose of some or all of the capital stock or substantially all of the assets of PEOPLES; or

                 (H) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

          (ii) PEOPLES is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease of other agreement to which it is a party or to which any of its respective properties or assets is subject, other that such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on it.

     (l) NO BROKERS. No action has been taken by PEOPLES that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, except for a fee to be paid to Ryan, Beck & Co.

     (m) EMPLOYEE BENEFIT PLANS. (i) Section 4.03(m)(i) of PEOPLES Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to by PEOPLES or any of its Subsidiaries and in which any employee or former employee (the "EMPLOYEES"), consultant or former consultant (the "CONSULTANTS") or director or former director (the "DIRECTORS") of PEOPLES or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "COMPENSATION AND BENEFIT PLANS"). Neither PEOPLES nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except as otherwise contemplated by Section 5.01(e) of this Agreement.

          (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been
timely made.   Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and PEOPLES is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of PEOPLES, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither PEOPLES nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject PEOPLES or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or
Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof. To the knowledge of PEOPLES, there is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any Compensation and Benefit Plan.

          (iii) Neither PEOPLES nor any ERISA Affiliate has sponsored, maintained or contributed to any employee pension benefit plan (within the meaning of ERISA Section 3(2)) that is subject to Title IV of ERISA.

          (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which PEOPLES or any of its Subsidiaries is a party have been timely made or have been reflected on PEOPLES's financial statements.

          (v) Neither PEOPLES nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by
Section 4980B of the Code. There has been no communication to Employees by PEOPLES or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

          (vi) PEOPLES and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees.

          (vii) With respect to each Compensation and Benefit Plan, if applicable, PEOPLES has provided or made available to CNN, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC within the past year (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed within the past year with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

          (viii) Except as disclosed on Section 4.03(m)(viii) of PEOPLES's Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective
Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

          (ix) Except as disclosed on Section 4.03(m)(ix) of PEOPLES's Disclosure Schedule, neither PEOPLES nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under
Section 162(m) of the Code and the regulations issued thereunder.

          (x) Except as disclosed on Section 4.03(m)(x) of PEOPLES's Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of CNN, PEOPLES or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of PEOPLES on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

     (n) LABOR MATTERS. Neither PEOPLES nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is PEOPLES or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel PEOPLES or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to PEOPLES's knowledge, threatened, nor is PEOPLES aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

     (o)  TAKEOVER LAWS.  [INTENTIONALLY DELETED]

     (p) ENVIRONMENTAL MATTERS. To PEOPLES's Knowledge, neither the conduct nor operation of PEOPLES or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), violates or violated Environmental Laws and to PEOPLES's Knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To PEOPLES's Knowledge, neither PEOPLES nor any of its Subsidiaries has received any notice from any person or entity that PEOPLES or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

     (q) TAX MATTERS. (i) All Tax Returns that are required to be filed by or with respect to PEOPLES and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) for tax years prior to 1997, in the case of federal tax returns, and tax years prior to 1998, for Pennsylvania state tax returns, have been examined, fettled or closed by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full,

(v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause
(i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of PEOPLES or its Subsidiaries. PEOPLES has made or will make available to CNN true and correct copies of the United States federal income Tax Returns filed by PEOPLES and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1999. Neither PEOPLES nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by PEOPLES' Balance Sheet filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in PEOPLES' Balance Sheet filed on or prior to the date hereof. As of the date hereof, neither PEOPLES nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the PEOPLES Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

          (iii) To their Knowledge, neither PEOPLES nor its Subsidiaries will be liable for any taxes as a result of any covered transaction.

     (r) RISK MANAGEMENT INSTRUMENTS. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for PEOPLES's own account, or for the account of one or more of PEOPLES's Subsidiaries or their customers (all of which are listed on PEOPLES's Disclosure Schedule) were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of PEOPLES or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither PEOPLES nor its Subsidiaries, nor to PEOPLES' knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

     (s) BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of PEOPLES, all of which have been or will be made available to CNN, are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of PEOPLES, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management's authorization, that transactions are recorded as necessary, that access to assets is permitted only in accordance with management's authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences. The minute books of PEOPLES contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors and PEOPLES, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books, which minutes have not yet been prepared.

     (t) INSURANCE. PEOPLES' Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by PEOPLES or its Subsidiaries. PEOPLES and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of PEOPLES reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; PEOPLES and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

     (u) ACCOUNTING TREATMENT. As of the date hereof, it is not aware of any reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment.

     (v)  DISCLOSURE.  The representations and warranties contained in this
Section 4.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4.03 not misleading.

     (w)  YEAR 2000.  [INTENTIONALLY DELETED].

     (x) MATERIAL ADVERSE CHANGE. PEOPLES has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 1999, that has had a Material Adverse Effect on PEOPLES.

     (y) ABSENCE OF UNDISCLOSED LIABILITIES. Neither PEOPLES nor any of its Subsidiaries has any liability (contingent or otherwise) that is material to PEOPLES on a consolidated basis, or that, when combined with all liabilities as to similar matters would be material to PEOPLES on a consolidated basis, except as disclosed in the PEOPLES Financial Statements.

     (z) PROPERTIES. PEOPLES and its Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, debts or equitable interests to all of the properties and assets, real and personal, reflected on the PEOPLES Financial Statements as being owned by PEOPLES as of December 31, 1999 or acquired after such date, except (i) statutory liens for amounts not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements, encumbrances, liens, charges, defaults or equitable interests, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (iv) dispositions and encumbrances in the ordinary course of business, and (v) liens on properties acquired in foreclosure or on account of debts previously contracted. All leases pursuant to which PEOPLES or any of its Subsidiaries, as lessee, leases real or personal property (except for leases that have expired by their terms or that PEOPLES or any such Subsidiary has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or, to PEOPLES' knowledge, the lessor.

     (aa) LOANS. Each loan reflected as an asset in the PEOPLES financial statements as of December 31, 1999 and each balance sheet date subsequent thereto, other than loans the unpaid balance of which does not exceed $150,000 in the aggregate, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as Previously Disclosed, as of December 31, 1999, Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of PEOPLES or any of its Subsidiaries or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by Bank and that are subject either to Section 22(b) of the Federal Reserve Act, as amended, or to 12 C.F.R. Section 563.43, comply therewith.

     (bb) ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses reflected on the PEOPLES Financial Statements, as of their respective dates, is adequate in all material respects under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans.

     (cc) REPURCHASE AGREEMENTS. With respect to all agreements pursuant to which PEOPLES or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, PEOPLES or such Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

     (dd) DEPOSIT INSURANCE. The deposits of Bank are insured by the FDIC in accordance with The Federal Deposit Insurance Act ("FDIA"), and Bank has paid all assessments and filed all reports required by the FDIA.

     4.04 REPRESENTATIONS AND WARRANTIES OF CNN.  Subject to Sections 4.01 and
4.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, CNN hereby represents and warrants to PEOPLES as follows :

     (a) ORGANIZATION, STANDING AND AUTHORITY. CNN is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. CNN is duly qualified to do business and is in good standing in the Commonwealth of Pennsylvania and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. CNN is registered as a bank holding company under the BHCA. CNN Bank is a state chartered banking institution duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. CNN Bank is duly qualified to do business and is in good standing in the Commonwealth of

Pennsylvania and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

     (b) CNN STOCK. (i) As of June 1, 2000, the authorized capital stock of CNN consists of 10,000,000 shares of CNN Common Stock, of which 5,205,492 shares were outstanding and 119,470 shares were held as Treasury Stock. As of June 1, 2000, except as set forth in its Disclosure Schedule, CNN does not have any Rights issued or outstanding with respect to CNN Common Stock and CNN does not have any commitment to authorize, issue or sell any CNN Common Stock or Rights, except pursuant to this Agreement. The outstanding shares of CNN Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

          (ii) The shares of CNN Common Stock to be issued in exchange for shares of PEOPLES Common Stock in the PEOPLES Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights and duly registered under the Securities Act of 1933, as amended.

     (c) SUBSIDIARIES. CNN has Previously Disclosed a list of all its Subsidiaries together with the jurisdiction or organization of each Subsidiary. Each of CNN's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

     (d) CORPORATE POWER. Each of CNN and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and CNN has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

     (e) CORPORATE AUTHORITY; AUTHORIZED AND EFFECTIVE AGREEMENT. This Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of CNN and the CNN Board prior to the date hereof and no shareholder approval is required on the part of CNN. The Agreement to Merge, when executed by CNN Bank, shall have been approved by the Board of Directors of CNN Bank and by the CNN Board, as the sole shareholder of CNN Bank. This Agreement is a valid and legally binding agreement of CNN, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors rights or by general equity principles).

     (f) REGULATORY APPROVALS; NO DEFAULTS. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by CNN or any of its Subsidiaries in connection with the execution, delivery or performance by CNN of this Agreement or to consummate the Merger except for (A) the filing of applications, notices, or the Agreement to Merge, as applicable, with the federal and state banking authorities; (B) the filing and declaration of effectiveness of the Registration Statement; (C) the filing of the articles of merger with the DSCP pursuant to the PBCL; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of CNN Common Stock in the PEOPLES Merger; and (E) receipt of the approvals set forth in Section 7.01(d). As of the date hereof, CNN is not aware of any reason why the approvals set forth in Section 7.01(d) will not be received without the imposition of a condition, restriction or requirement of the type described in
Section 7.01(d).

          (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of CNN or of any of its Subsidiaries or to which CNN or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Articles of Incorporation or Bylaws (or similar governing documents) of CNN or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

     (g) FINANCIAL REPORTS AND SEC DOCUMENTS; MATERIAL ADVERSE EFFECT. (i) CNN's Annual Report on Form 10-K for the fiscal years ended December 31, 1997, 1998 and 1999, and all other reports, registration statements, definitive proxy statements or other statements filed or to be filed by it or any of its Subsidiaries with the SEC subsequent to December 31, 1997 under the Securities Act, or under Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "CNN SEC DOCUMENTS") as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such CNN SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of CNN and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in shareholders' equity and cash flows or equivalent statements in such CNN SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and cash flows, as the case may be, of CNN and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

          (ii) CNN has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 1999, that has had a Material Adverse Effect on CNN.

     (h) LITIGATION; REGULATORY ACTION. (i) No litigation, claim or other proceeding before any court or governmental agency is pending against CNN or any of its Subsidiaries and, to the best of CNN's knowledge, no such litigation, claim or other proceeding has been threatened.

          (ii) Neither CNN nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has CNN or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     (i)  COMPLIANCE WITH LAWS.  Each of CNN and its Subsidiaries:

          (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

          (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

     .    (iii)  has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that CNN or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to CNN's knowledge, do any grounds for any of the foregoing exist).

     (j) BROKERAGE AND FINDER'S FEES. Except for fees payable to its financial advisor, Sandler O'Neill & Partners, LLP ("Sandler"), CNN has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

     (k) TAKEOVER LAWS. CNN has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws applicable to CNN.

     (l) ACCOUNTING TREATMENT. As of the date hereof, CNN is aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment and is aware of no reason why any other merger of CNN consummated within the prior two years will fail to so qualify.

     (m) DEPOSIT INSURANCE. The deposits of CNN Bank are insured by the FDIC in accordance with the FDIA, and CNN Bank has paid all assessments and filed all reports required by the FDIA.

     (n) BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of CNN, all of which have been or will be made available to PEOPLES, are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of CNN, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management's authorization, that transactions are recorded as necessary, that access to assets if permitted only in accordance with management's authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences. The minute books of CNN contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors and CNN, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books, which minutes have not yet been prepared.

     (o) RISK MANAGEMENT INSTRUMENTS. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for CNN's own account, or for the account of one or more of its Subsidiaries or their customers, were entered into
(i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of CNN or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither CNN nor its Subsidiaries, nor to CNN's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

     (p) LOANS. Each loan reflected as an asset in the CNN financial statements as of December 31, 1999 and each balance sheet date subsequent thereto, other than loans the unpaid balance of which does not exceed $500,000 in the aggregate, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as Previously Disclosed, as of December 31, 1999, CNN Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of CNN or any of its Subsidiaries or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by Bank and that are subject either to Section 22(b) of the Federal Reserve Act, as amended, or to 12 C.F.R. Section 563.43, comply therewith.

     (q) ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses reflected on the CNN financial statements, as of their respective dates, is adequate in all material respects under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans.

     (r) REPURCHASE AGREEMENTS. With respect to all agreements pursuant to which CNN or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, CNN or such Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                                      ARTICLE V

                                      COVENANTS

     5.01 PEOPLES TO CARRY ON BUSINESS IN NORMAL MANNER. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement and/or disclosed on the Disclosure Schedule, without the prior written consent of CNN, PEOPLES will not, and will cause each of its Subsidiaries not to:

     (a) ORDINARY COURSE. Conduct the business of PEOPLES and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse affect upon PEOPLES' ability to perform any of its material obligations under this Agreement.

     (b) CAPITAL STOCK. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of PEOPLES Stock or any Rights,
(ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of PEOPLES Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

     (c) DIVIDENDS, ETC. Except as otherwise provided in Section 5.16, (i) Make, declare, pay or set aside for payment any dividend, other than (A) quarterly cash dividends on PEOPLES Stock in an amount not to exceed 40% of annual net income and consistent with past practice, and (B) dividends from wholly owned Subsidiaries to PEOPLES, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

     (d) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of PEOPLES or its Subsidiaries (other than Executive Employment Agreement by and among Donald E. Abrey, PEOPLES and the Bank dated May 15, 2000 (the "EMPLOYMENT AGREEMENT")), change the position or title of any officer or employee of PEOPLES or any of its Subsidiaries or grant any salary or wage increase or increase any employee benefit, (including incentive or bonus payments) except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (iv) for grants of awards to newly hired employees consistent with past practice.

     (e) BENEFIT PLANS. Enter into, establish, adopt or amend except to satisfy (i) Previously Disclosed contractual obligations existing as of the date hereof, (ii) the regular annual renewal of insurance contract, any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of PEOPLES or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder or (iii) to comply with applicable law or regulation.

     (f) DISPOSITIONS. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business.

     (g) ACQUISITIONS. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

     (h) GOVERNING DOCUMENTS. Amend the PEOPLES Articles, PEOPLES Bylaws or the articles of incorporation or bylaws (or similar governing documents) of any of PEOPLES' Subsidiaries.

     (i) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

     (j) CONTRACTS. Except in the ordinary course of business consistent with past practice, enter into, terminate, amend or modify in any material respect any of its existing contracts, involving payments in excess of $25,000.

     (k) CLAIMS. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to PEOPLES and its Subsidiaries, taken as a whole.

     (l) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying
(i) for "pooling-of-interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(ii) any of the conditions to the Merger set forth in Article VI not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

     (m)  RISK MANAGEMENT.  Except  pursuant to applicable law or regulation,
(i) implement or adopt any material change in its interest rate risk management and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

     (n) INDEBTEDNESS. Incur any indebtedness for borrowed money other than in the ordinary course of business.

     (o)  COMMITMENTS.  Agree or commit to do any of the foregoing.

     (p) OTHERS. Purchase any securities except in conformance with its investment policy in effect as of May 9, 2000. In addition, PEOPLES shall submit for review to CNN all loan packages submitted to PEOPLES' loan committee.

     5.02 CNN TO CARRY ON BUSINESS IN NORMAL MANNER. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of PEOPLES, CNN will not, and will cause each of its Subsidiaries not to:

     (a) ORDINARY COURSE. Conduct the business of CNN and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse affect upon CNN's ability to perform any of its material obligations under this Agreement.

     (b) PRESERVATION. Fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

     (c) EXTRAORDINARY DIVIDENDS. Make, declare, pay or set aside for payment any dividend other than normal quarterly dividends in accordance with past practice.

     (d) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

     (e) CLAIMS. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to CNN and its Subsidiaries, taken as a whole.

     (f) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying
(i) for "pooling-of-interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; PROVIDED, HOWEVER, that nothing contained herein shall limit the ability of CNN to exercise its rights under the Stock Option Agreement.

     (g)  COMMITMENTS.  Agree or commit to do any of the foregoing.

     (h) GOVERNING DOCUMENTS. Amend the articles, bylaws (or similar governing documents) of CNN or CNN Bank.

          5.03 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of PEOPLES and CNN agrees to use their reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

     5.04 SHAREHOLDER APPROVAL. PEOPLES agrees to take, in accordance with applicable law and the PEOPLES Articles and PEOPLES Bylaws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by PEOPLES' shareholders for consummation of the PEOPLES Merger (including any adjournment or postponement, the "PEOPLES MEETING"), as promptly as practicable after the Registration Statement is declared effective. The PEOPLES Board shall recommend that its shareholders adopt this Agreement at the PEOPLES Meeting unless otherwise necessary under the applicable fiduciary duties of the PEOPLES Board, as determined by the PEOPLES Board in good faith after consultation with and based upon advice of independent legal counsel.

     5.05 REGISTRATION STATEMENT. (a) CNN agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "REGISTRATION STATEMENT") to be filed by CNN with the SEC in connection with the issuance of CNN Common Stock in the PEOPLES Merger (including the proxy statement and prospectus and other proxy solicitation materials of PEOPLES constituting a part thereof (the "PROXY STATEMENT") and all related documents). Each party agrees to cooperate, and to cause its Subsidiaries to cooperate, with the other, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and PROVIDED that PEOPLES and its Subsidiaries have cooperated as required above, CNN agrees to file the Proxy Statement and the Registration Statement (together, the "PROXY/PROSPECTUS") with the SEC as promptly as reasonably practicable. Each of PEOPLES and CNN agrees to use all reasonable efforts to cause the Proxy/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. CNN also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. PEOPLES agrees to furnish to CNN all information concerning PEOPLES, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

     (b) Each of PEOPLES and CNN agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the PEOPLES shareholders and at the time of the PEOPLES Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy

Statement or any amendment or supplement thereto. Each of PEOPLES and CNN further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

     (c) CNN agrees to advise PEOPLES, promptly after CNN receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of CNN Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     5.06 PRESS RELEASES. Each of PEOPLES and CNN agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASD rules.

     5.07 ACCESS; INFORMATION. (a) Each of PEOPLES and CNN agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

     (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 5.07 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this
Section 5.07 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information
(i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

     (c) During the period from the date of this Agreement to the Effective Time, PEOPLES party shall promptly furnish CNN with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

     5.08 ACQUISITION PROPOSALS. PEOPLES agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal, subject to the extent that the PEOPLES Board determines in good faith, after consultations with independent legal counsel that it may be required by its fiduciary duties to do so. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than CNN with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. So long as it is consistent with PEOPLES' fiduciary duties, PEOPLES shall promptly (within 48 hours) advise CNN following the receipt by PEOPLES of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise CNN of any material developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

     5.09 AFFILIATE AGREEMENTS. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, PEOPLES shall deliver to CNN a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the PEOPLES Meeting, deemed to be an "affiliate" of PEOPLES (each, a "PEOPLES AFFILIATE") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135. PEOPLES shall use its reasonable best efforts to cause each person who may be deemed to be a PEOPLES Affiliate to execute and deliver to PEOPLES on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B.

     5.10 TAKEOVER LAWS. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

     5.11 [INTENTIONALLY DELETED].

     5.12 REGULATORY APPLICATIONS. (a) CNN and PEOPLES and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of CNN, PEOPLES and PEOPLES' counsel shall have the right to review at least 5 business days in advance, and each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     5.13 INDEMNIFICATION. (a) Following the Effective Date, CNN shall indemnify, defend and hold harmless the present and past directors, officers and employees of PEOPLES and its Subsidiaries (each, an "INDEMNIFIED PARTY") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that PEOPLES is permitted to indemnify (and advance expenses to) its directors, officers, and employees under the laws of the Commonwealth of Pennsylvania, the PEOPLES Articles and the PEOPLES By-Laws as in effect on the date hereof; PROVIDED that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Pennsylvania law, the PEOPLES Articles and the PEOPLES By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to CNN) selected by CNN and reasonably acceptable to such officer, director or employee.

     (b) For a period of six (6) years from the Effective Time, CNN shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of PEOPLES or any of its Subsidiaries (determined as of the Effective
Time) (as opposed to PEOPLES) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, on terms no less favorable than those in effect on the date hereof; PROVIDED, HOWEVER, that CNN may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof; and

PROVIDED, FURTHER, that officers and directors of PEOPLES or any Subsidiary may be required to make application and provide customary representations and warranties to CNN's insurance carrier for the purpose of obtaining such insurance.

     (c) Any Indemnified Party wishing to claim indemnification under Section 5.13(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify CNN thereof; PROVIDED that the failure so to notify shall not affect the obligations of CNN under Section 5.13(a) unless and to the extent that CNN is actually prejudiced as a result of such failure.

     (d) If CNN or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of CNN shall assume the obligations set forth in this Section 5.13.

     5.14 OPPORTUNITY OF EMPLOYMENT; EMPLOYEE BENEFITS. The existing employees of PEOPLES shall have the opportunity to continue as employees of CNN or one of its Subsidiaries, on the Closing Date; subject, however, to the right of CNN and its Subsidiaries, in their discretion to extend offers of employment to any such employees. Prior to the Effective Date, PEOPLES shall be responsible for any and all obligations owing to any of its employees who do not become employees of CNN and its Subsidiaries, including but not limited to back pay, bonus, severance, unemployment compensation and the like. It is understood and agreed that PEOPLES will not enter into any severance agreement except pursuant to written severance policies which were in effect prior to contemplation of this transaction and except for the Employment Agreement. It is understood and agreed that nothing in this Section 5.14 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this provision.

     From and after the Effective Time, PEOPLES employees shall continue to participate in the PEOPLES employee benefit plans in effect at the Effective Time unless and until CNN, in its sole discretion, shall determine that PEOPLES employees shall, subject to applicable eligibility requirements, participate in employee benefit plans of CNN and that all or some of the PEOPLES plans shall be terminated or merged into certain employee benefit plans of CNN.
Notwithstanding the foregoing, each PEOPLES employee shall be credited with years of PEOPLES (or predecessor) service for purposes of eligibility and vesting in the employee benefit plans of CNN. As provided herein, CNN will provide or allow severance payments to employees of PEOPLES (other than employees whose severance benefits are provided for in written employment agreements) whose employment is terminated (other than for cause) on or after the Effective Date and before the expiration of six months following the Effective Date, in the amount equal to one week for each year of service with PEOPLES, up to a maximum of thirteen (13) weeks. In computing such severance payments for non-exempt, full time employees, overtime and bonus are excluded. In computing such severance payments for non-exempt regular part time employees, the weekly compensation shall be based on one-fifty-second (1/52) of the employee's total salary, excluding overtime and bonus, paid in 1999. For full time exempt employees, weekly compensation is calculated by taking 1/52 of the employee's 1999 annual salary, excluding bonus.

     5.15 NOTIFICATION OF CERTAIN MATTERS. Each of PEOPLES and CNN shall give prompt notice to the other of any fact, event or circumstance known to it that
(i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     5.16 DIVIDEND COORDINATION. It is agreed by the parties hereto that they will cooperate to assure that as a result of the PEOPLES Merger, during any applicable period, there shall not be a payment of both a CNN and a PEOPLES dividend. The parties further agree that if the Effective Date is at the end of a fiscal quarter, then they will cooperate to assure that the PEOPLES shareholders receive the dividend, if any, declared by PEOPLES rather than the dividend for that period, if any, declared by CNN. In no event will the selection of the Effective Date cause the shareholders of PEOPLES to lose a quarterly or a portion of a quarterly dividend.

     5.17 CNN BOARD REPRESENTATION. At the first CNN Board meeting following the Effective Date, CNN shall appoint Kenneth Taylor and Donald Abrey to fill vacancies on the CNN Board for terms of office expiring in 2003. Upon appointment to the CNN Board, Donald Abrey shall be appointed to the Executive Committee. Upon expiration of the initial term of Messrs. Taylor and Abrey to the CNN Board, CNN shall cause Messrs. Taylor and Abrey's names to be submitted to its Executive Committee for consideration as director nominees for an additional three year term.

     5.18 RESULTING BANK BOARD OF DIRECTORS. At the first CNN Bank board meeting following the Effective Date, CNN shall cause Kenneth Taylor and Donald Abrey to fill vacancies on the Resulting Bank Board for terms of office expiring in 2003. Upon appointment to the Resulting Bank Board, Donald Abrey shall be appointed to the Resulting Bank Executive Committee. Upon expiration of the initial term of Messrs. Taylor and Abrey to the Resulting Bank Board, Resulting Bank shall cause Messrs. Taylor and Abrey's names to be submitted to its Executive Committee for consideration as director nominees for an additional three year term.

     5.19 FORMATION OF ADVISORY BOARD. Following the consummation of the Subsidiary Merger, the members of the PEOPLES Board of Directors who do not become members of the CNN or the Resulting Bank's Board of Directors shall be given the opportunity to serve on the Advisory Board of Directors for the Wyalusing Area pursuant to the CNN Bank Advisory Board of Directors Standards and Responsibilities in effect as of the date of this Agreement.

     5.20 ACCOUNTING AND TAX TREATMENT. Subject to the consummation of the Holding Company Merger on or before December 31, 2000, each of CNN and PEOPLES agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability to treat the Merger as a "pooling-of-interests" in accordance with GAAP or PEOPLES or the shareholders of PEOPLES to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code.

     5.21 NO BREACHES OF REPRESENTATIONS AND WARRANTIES. Between the date of this Agreement and the Effective Time, without the written consent of the other party, each of CNN and PEOPLES will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in Article IV of this Agreement to become untrue or incorrect in any material respect.

     5.22 CONSENTS. Each of CNN and PEOPLES shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

     5.23 INSURANCE COVERAGE. PEOPLES shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Closing Date.

     5.24 CORRECTION OF INFORMATION. Each of CNN and PEOPLES shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

     5.25 CONFIDENTIALITY. Except for the use of information in connection with the Registration Statement and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the "INFORMATION") received by each of PEOPLES and CNN, pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the Securities and Exchange Commission, this Section 5.25 shall not apply to information included in the Registration Statement or to be included in the official proxy/prospectus to be sent to the shareholders of PEOPLES and CNN under Section
5.05. PEOPLES and CNN agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. PEOPLES and CNN agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of PEOPLES or CNN to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. It is agreed and understood that the obligations of PEOPLES and CNN contained in this Section 5.25 shall survive the Closing. In the event the transactions contemplated by this Agreement are not consummated, PEOPLES and CNN agree to return all copies of the Information provided to the other promptly.

     5.26 SUPPLEMENTAL ASSURANCES. (a) On the date the Registration Statement becomes effective and on the Effective Date, PEOPLES shall deliver to CNN a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers' knowledge, that the information contained in the Proxy/Prospectus provided by PEOPLES relating to the business and financial condition and affairs of PEOPLES, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (b) On the date the Registration Statement becomes effective and on the Effective Date, CNN shall deliver to PEOPLES a certificate signed by its chief executive officer and its chief financial officer to the effect, to such officers' knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of PEOPLES) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     5.27 EMPLOYMENT AGREEMENT. As a result of the PEOPLES Merger, Donald E. Abrey will be entitled to receive payment under the Employment Agreement. Prior to the Effective Date, the Employment Agreement will be amended as set forth on Exhibit D.

     5.28 VOTING AGREEMENT. On or before the date of execution of this Agreement, certain shareholders of PEOPLES shall execute and deliver to CNN a voting agreement with respect to the PEOPLES common stock, which agreement shall be in the form attached hereto as Exhibit C.

                                      ARTICLE VI

                       CONDITIONS TO CONSUMMATION OF THE MERGER

     6.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of CNN and PEOPLES to consummate the Merger is subject to the fulfillment or written waiver by CNN and PEOPLES prior to the Effective Time of each of the following conditions:

     (a) SHAREHOLDER APPROVALS. This Agreement shall have been duly adopted by the requisite vote of the shareholders of PEOPLES.

     (b) REGULATORY APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the CNN Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on CNN and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type including, but not limited to, any requirement to divest any offices or branches of PEOPLES or the Bank.

     (c) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

     (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (e) BLUE SKY APPROVALS. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of CNN Common Stock to be issued in the PEOPLES Merger shall have been received and be in full force and effect.

     (f) ACCOUNTING TREATMENT. CNN and PEOPLES shall have both received from Parente Randolph PC, CNN's and PEOPLES's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

     6.02 CONDITIONS TO OBLIGATION OF PEOPLES. The obligation of PEOPLES to consummate the Merger is also subject to the fulfillment or written waiver by PEOPLES prior to the Effective Time of each of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CNN set forth in this Agreement shall be true and correct, subject to Section 4.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and PEOPLES shall have received a certificate, dated the Effective Date, signed on behalf of CNN by the Chief Executive Officer and the Chief Financial Officer of CNN to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF CNN. CNN shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and PEOPLES shall have received a certificate, dated the Effective Date, signed on behalf of CNN by the Chief Executive Officer and the Chief Financial Officer of CNN to such effect.

     (c) TAX OPINION. PEOPLES shall have received an opinion of Shumaker Williams, PC, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion,

          (i) The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and CNN and PEOPLES will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

          (ii) No gain or loss will be recognized by PEOPLES shareholders by reason of the Merger;

          (iii) Except for cash received in lieu of fractional shares and cash received by Shareholders who exercise their dissenter's rights, no gain or loss will be reorganized by the Shareholders of PEOPLES who receive solely CNN Stock upon the exchange of their shares of PEOPLES Stock for shares of CNN Stock;

          (iv) The tax basis of the CNN Stock to be received by the PEOPLES shareholders will be, in each instance, the same as the basis of the PEOPLES Stock surrendered in exchange thereof;

          (v) The holding period of the CNN Stock received by a PEOPLES shareholder receiving CNN Stock will include the period during which the PEOPLES Stock surrendered in exchange therefor was held;

          (vi) Cash received by a PEOPLES shareholder in lieu of a fractional share interest of CNN Stock or upon exercise of dissenter's rights will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of CNN Stock, or the tax basis in the shares surrendered, as the case may be, which they would otherwise be entitled to receive and will qualify as capital gain or loss if their PEOPLES Stock was held by them as a capital asset; and

          (vii) Subject to any limitations imposed under Sections 381 and 382 of the Code and certain U.S. Treasury regulations promulgated under Code Section 1502, where applicable, CNN, as the survivor to the Merger, will carry-over and take into account all accounting items and tax attributes of PEOPLES, including but not limited to earning and profits, methods of accounting, and tax basis and holding periods of PEOPLES.

     (d) OPINION OF CNN'S COUNSEL. PEOPLES shall have received an opinion of Squire, Sanders & Dempsey L.L.P., counsel to CNN, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) CNN is a corporation duly organized and presently subsisting under the laws of the Commonwealth of Pennsylvania, (ii) this Agreement has been duly executed by CNN and constitutes the binding obligation of CNN, enforceable in accordance with its terms against CNN, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) that, the shares CNN Common Stock to be issued under the Agreement, when issued, shall be duly authorized, fully paid and non-assessable and duly registered under the Securities Act of 1933, as amended, and (iv) that, the adoption of the Agreement of CNN's shareholders is not required by the PBCL.

     (e)  FAIRNESS OPINION.    PEOPLES shall have received a fairness opinion
from Ryan, Beck & Co., financial advisor to PEOPLES, dated as of a date reasonably proximate to the date of the Proxy Statement, stating that the Exchange Ratio is fair to the shareholders of PEOPLES from a financial point of view.

     6.03 CONDITIONS TO OBLIGATION OF CNN. The obligation of CNN to consummate the Merger is also subject to the fulfillment or written waiver by CNN prior to the Effective Time of each of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of PEOPLES set forth in this Agreement shall be true and correct, subject to
Section 4.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and CNN shall have received a certificate, dated the Effective Date, signed on behalf of PEOPLES by the Chief Executive Officer and the Chief Financial Officer of PEOPLES to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF PEOPLES. PEOPLES shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and CNN shall have received a certificate, dated the Effective Date, signed on behalf of PEOPLES by the Chief Executive Officer and the Chief Financial Officer of PEOPLES to such effect.

     (c) OPINION OF PEOPLES' COUNSEL. CNN shall have received an opinion of Shumaker Williams, PC, counsel to PEOPLES, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) PEOPLES is a corporation duly organized and presently subsisting under the laws of the Commonwealth of Pennsylvania, (ii) this Agreement has been duly executed by PEOPLES and constitutes a binding obligation on PEOPLES, enforceable in accordance with its terms against PEOPLES, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) PEOPLES is not subject to Subchapters D (Section 2538), E, F, G, H, I and J of Chapter 25 of the PBCL.

     (d) AFFILIATE AGREEMENTS. CNN shall have received the agreements referred to in Section 5.09 from each affiliate of PEOPLES.


                                     ARTICLE VII

                                     TERMINATION

          7.01 TERMINATION. This Agreement may be terminated, and the Merger may be abandoned:

     (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of CNN and PEOPLES, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

     (b) BREACH. At any time prior to the Effective Time, by CNN or PEOPLES, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 4.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or
(ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

     (c) DELAY. At any time prior to the Effective Time, by CNN or PEOPLES, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the PEOPLES Merger is not consummated by December 31, 2000, except to the extent that the failure of the PEOPLES Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 7.01(c).

     (d) NO APPROVAL. By PEOPLES or CNN, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority;
(ii) the PEOPLES shareholders fail to adopt this Agreement at the PEOPLES Meeting; or (iii) any of the closing conditions have not been met as required by
Article VI hereof.

     (e) FAILURE TO EXECUTE AND DELIVER STOCK OPTION AGREEMENT. By CNN, if at any time prior to the close of business, Eastern Daylight Savings Time on June 23, 2000, PEOPLES shall not have executed and delivered the Stock Option Agreement to CNN.

     7.02 EFFECT OF TERMINATION AND ABANDONMENT; ENFORCEMENT OF AGREEMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 8.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the Commonwealth of Pennsylvania, this being in addition to any other remedy to which they are entitled by law or in equity.

                                     ARTICLE VIII

                                    MISCELLANEOUS

     8.01 SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 5.13, 5.14, 5.17, 5.18, 5.19, 5.25 and 5.27 and this Article VIII which shall survive the Effective Time and be enforceable by its terms) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 5.05(b), 5.07(b), 7.02, and this Article VIII which shall survive such termination).

     8.02 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that no amendment or waiver may be made that would change the form or the amount of the merger consideration following the PEOPLES Meeting.

     8.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     8.04 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely within such Commonwealth (except to the extent that mandatory provisions of Federal law are applicable).

     8.05 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses shall be borne by CNN. All fees to be paid to Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by CNN.

     8.06 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

          If to PEOPLES, to:

          Peoples Ltd.
          201 Church Street
          P.O. Box 217
          Wyalusing, PA 18853
          Attn:  Donald Abrey, President


          With a copy to:

          Shumaker Williams, P.C.
          The Pennsylvania Center
          3425 Simpson Ferry Road
          Camp Hill, Pennsylvania 17011
          Attn:  Nicholas Bybel, Jr.

          If to CNN, to:

          Citizens & Northern Corporation
          90-92 Main Street
          P.O. Box 58
          Wellsboro, PA 16901
          Attn: Craig G. Litchfield, President

          With a copy to:

          M. Patricia Donnelly Oliver
          Squire, Sanders & Dempsey L.L.P.
          4900 Key Tower
          127 Public Square
          Cleveland, OH 44114


     8.07 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement, any separate agreement entered into by the parties on even date herewith, and any Stock Option Agreement entered into represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any such separate agreement or Stock Option Agreement). Nothing in this Agreement, whether express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.08 INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this

Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     8.09 WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.






                 [the rest of this page is intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                   PEOPLES LTD.



                                   By: /s/ Donald E. Abrey
                                      --------------------------------------
                                      Donald E. Abrey, President and Chief
                                      Executive Officer





                                   CITIZENS & NORTHERN CORPORATION


                                   By: /s/ Craig G. Litchfield
                                      --------------------------------------
                                      Craig G. Litchfield, President and Chief
                                      Executive Officer

                                                                       EXHIBIT A


                                STOCK OPTION AGREEMENT


          This STOCK OPTION AGREEMENT ("Agreement"), effective as of this 23 day of June, 2000, by and between Citizens & Northern Corporation, a Pennsylvania corporation ("Grantee"); and Peoples Ltd., a Pennsylvania corporation ("Grantor");

                                     WITNESSETH:

     A. Grantor and Grantee have entered into an Agreement and Plan of Merger dated as of June 22, 2000 (the "Merger Agreement"), providing for their affiliation with one another.

     B. As further inducement for the parties to consummate the transactions contemplated by the Merger Agreement, Grantor wishes to grant Grantee the Option described herein.

     C. The Board of Directors of Grantor has approved the grant of the Option and the Merger Agreement prior to the date hereof.

          NOW, THEREFORE, the parties agree as follows:

          1.   DEFINITIONS.

          Capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

          "Applicable Price" shall mean the highest of (i) the highest price per share of Grantor Common Stock paid for any such share by the person or groups described in the definition of a Repurchase Event or (ii) the price per share of Grantor Common Stock received by holders of Grantor Common Stock in connection with any merger or other business combination transaction which is a Purchase Event. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Grantor, which determination shall be conclusive for all purposes of this Agreement.

          "Bank" shall mean a financial institution subsidiary of a party.

          "Burdensome Condition" shall mean, in connection with the grant of a requisite regulatory approval or otherwise, imposition by a governmental entity of any condition or restriction upon the party or one of its Subsidiaries (as defined herein) which would reasonably be expected to either (i) have a material adverse effect after the effective time of the Merger Agreement on the present or prospective consolidated financial condition, business or operating results of the party, or (ii) prevent the parties from realizing the major portion of the economic benefits of the transactions contemplated by the Merger Agreement that they currently anticipate obtaining.

          "Commission" shall mean the Securities and Exchange Commission.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Grantee" shall mean Citizens & Northern Corporation.

          "Grantor" shall mean Peoples Ltd.

          "Grantor Common Stock" shall mean the respective shares of common stock of the same class for which Peoples Ltd. is granting an Option under this Agreement.

          "Merger Agreement" shall mean the definitive agreement executed by Citizens & Northern Corporation and Peoples Ltd., pursuant to which the parties hereto intend to affiliate.

          "Option" shall mean the option granted by Peoples Ltd. to Citizens & Northern Corporation under this Agreement.

          "Person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

          "Purchase Event" shall mean any of the following events or transactions occurring after the date of this Agreement with respect to the
Grantor:

               (i) the Grantor or any of its Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC") (each hereinafter individually referred to as a "Subsidiary" and collectively, as the "Subsidiaries")), without having received the Grantee's prior written consent, shall have entered into an agreement with, or the Board of Directors of Grantor shall have recommended that the shareholders of Grantor approve or accept a transaction with any person (x) to merge or consolidate, or enter into any similar transaction, except as contemplated by the Merger Agreement, (y) to purchase, lease or otherwise acquire all or substantially all of the assets of the Grantor or any of its Subsidiaries, or (z) to purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of such Grantor or any of its Subsidiaries (other than pursuant to this Agreement);

               (ii) any person (other than the Grantor or its Bank in a fiduciary capacity, or Grantee or its Bank in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of such Grantor Common Stock after the date of this Agreement (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder);

               (iii) Grantor shall have materially breached this Agreement in any material respect, which breach shall not have been cured within fifteen (15) days after notice thereof is given by Grantee to Grantor;

               (iv) any person other than Grantee shall have made a bona fide Takeover Proposal to the Grantor by public announcement or written communication that is or becomes the subject of public disclosure, and following such bona fide Takeover Proposal, the shareholders of the Grantor vote not to adopt the Merger Agreement;

               (v) Grantor shall have breached the Merger Agreement following a bona fide Takeover Proposal to such Grantor or any of its Subsidiaries, which breach would entitle Grantee to terminate the Merger Agreement and such breach shall not have been cured prior to the Notice Date (as defined below);

               (vi) the shareholders of Grantor shall have voted and failed to approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made a Takeover Proposal; or

               (vii) the Grantor Board of Directors shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) its recommendation that the shareholders of Grantor approve the transactions contemplated by the Merger Agreement, or Grantor or any Grantor Subsidiary or group of Grantor Subsidiaries that is, or would on an aggregate basis constitute, a Significant Subsidiary shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in a Takeover Proposal with any person other than Grantee or a Grantee Subsidiary.

          If more than one of the transactions giving rise to a Purchase Event under this Agreement is undertaken or effected, then all such transactions shall be deemed to give rise only to one Purchase Event with respect to the Option, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

          "Repurchase Event" shall mean if (i) any person (other than the Grantee or any subsidiary of the Grantee) shall have acquired actual ownership or control, or any "group" (as such term is defined under the Exchange Act) shall have been formed which shall have acquired actual ownership or control, of 24.9% or more of the then outstanding shares of Grantor Common Stock, or (ii) any Purchase Event shall be consummated.

          "Takeover Proposal" shall mean any tender or exchange offer, bona fide written offer for a merger, consolidation or other business combination involving Grantor or any of its Subsidiaries or any bona fide written offer to acquire in any manner 20% or more of the outstanding shares of any class of voting securities, or 20% or more of the consolidated assets, of the Grantor or any of its Subsidiaries, other than the transactions contemplated by the Merger Agreement. If Grantor receives an unsolicited Takeover Proposal and it is determined by the Grantor to be consistent with its fiduciary duties, it shall notify Grantee promptly of the receipt of such Takeover Proposal, it being understood, however, that the giving of such notice by Grantor shall not be a condition to the right of Grantee to exercise the Option.

     2.   GRANT OF OPTION.

          Subject to the terms and conditions set forth herein, Grantor hereby grants to Grantee an unconditional, irrevocable Option to purchase up to 81,655 shares of Grantor Common Stock as of the date of this Agreement (or such number equaling 19.9% of Grantor Common Stock) at an exercise price of $47.00 per share payable in cash as provided in Section 4. In the event that the Grantor issues or agrees to issue any shares of Grantor Common Stock (other than as permitted under the Merger Agreement) at a price less than the exercise price per share set forth in this section (as adjusted pursuant to Section 6), the exercise price of the Option shall be such lesser price.

          3.   EXERCISE OF OPTION.

               (a) Unless the Grantee shall have breached in any material respect any material covenant, representation or warranty contained in this Agreement or the Merger Agreement and such breach shall not have been cured, the Grantee may exercise the Option, in whole or part, at any time or from time to time if a Purchase Event shall have occurred with respect to the Grantor and be continuing; provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect (i) on the effective date of the transaction contemplated by the Merger Agreement, or (ii) upon termination of the Merger Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by the Grantor of the Merger Agreement or following the occurrence of a Purchase Event, failure of the Grantor's shareholders to approve the Merger Agreement by the vote required under applicable law or under the respective Grantor's articles), or
(iii) 9 months after termination of the Merger Agreement due to a willful breach by the Grantor of the Merger Agreement or, following the occurrence of a Purchase Event, failure of the Grantor's shareholders to approve the Merger Agreement by the vote required under applicable law or under the Grantor's articles. Any exercise of the Option shall be subject to compliance with applicable provisions of law.

               (b) In the event the Grantee wishes to exercise the Option, it shall send to the Grantor a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three (3) business days nor later than 60 business days after the Notice Date for the closing of such purchase ("Closing Date"). If prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, the Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this section shall run instead from the date on which any required notification period has expired or been terminated or any requisite approval has been obtained and any requisite waiting period shall have passed.

          4.   PAYMENT AND DELIVERY OF CERTIFICATES.

               (a) At the closing referred to in Section 3, the Grantee shall pay to the Grantor the aggregate purchase price for the shares of Grantor Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by the Grantor. Grantor shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4 in the name of the Grantee or its assignee, transferee or designee.

               (b) At such closing, simultaneously with the delivery of funds as provided in Section 4(a), the Grantor shall deliver to the Grantee a certificate or certificates representing the number of shares of Grantor Common Stock purchased by the Grantee, and the Grantee shall deliver to the Grantor a letter agreeing that Grantee will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement or federal or state laws.

               (c) Certificates for Grantor Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

          The transfer of the shares represented by this certificate is subject to certain provisions of a Stock Option Agreement dated ____________, 2000, between the registered holder hereof and [Grantor] (a copy of which agreement is on file at the principal office of [Grantor]). A copy of such agreement will be provided to the holder hereof without charge within five days after receipt by [Grantor] of a written request therefor. The shares evidenced by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged, transferred, or hypothecated except pursuant to an opinion of counsel satisfactory to the corporation that such transfer is lawful.

          The above legend shall be removed or modified as appropriate by delivery of substitute certificate(s) without such legend if the Grantee shall have delivered to the Grantor a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance satisfactory to Grantor, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended.

          5.   REPRESENTATIONS.

          The Grantor represents, warrants and covenants to the Grantee as follows:

               (a) Grantor agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Grantor;
(iii) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice of the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Grantee in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require in order to permit the Grantee to exercise the Option and Grantor duly and effectively to issue shares of Common Stock pursuant thereto; and (iv) promptly to take all action provided herein to protect the rights of the Grantee against dilution.

               (b) The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued and fully paid.

               (c) Grantor has full corporate power and authority to execute, deliver and perform this Agreement and all corporate action necessary for execution, delivery and performance of this Agreement has been duly taken by such party.

               (d) Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby (assuming all appropriate shareholder and regulatory approvals) will violate or result in any violation of or be in conflict with or constitute a default under any term of the articles, regulations or by-laws of such party or any agreement, instrument, judgment, decree, statute, rule or order applicable to such party.

          6.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

          The Grantor agrees that, in the event of any change in its Grantor Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. The Grantor agrees that, in the event that any additional shares of its Grantor Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of its Grantor Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals the same percentage (as that on the date of this Agreement) of the number of shares of Grantor Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section 6 shall be deemed to authorize the Grantor to breach any provision of the Merger Agreement.

     7.   TERMINATION.

          This Agreement may be terminated at any time prior to the effective date of the transaction set forth in the Merger Agreement, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval by the stockholders of the matters presented in connection with the Merger Agreement:

               (a)    by mutual consent of Grantee and Grantor;

               (b) by either Grantee or Grantor if the Federal Reserve Board shall have issued an order denying approval of the transaction set forth in the Merger Agreement or if any governmental entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the Merger Agreement, or imposing a Burdensome Condition, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted;

               (c) by either Grantee or Grantor if the transactions contemplated by the Merger Agreement shall not have been consummated on or before December 31, 2000, unless such date is extended by mutual consent of the parties hereto;

               (d) by either Grantee or Grantor if no Purchase Event has occurred and if any approval of their shareholders required for the consummation of the transactions set forth in the Merger Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly called and held meeting of shareholders or at any adjournment thereof;

          8.   EFFECT OF TERMINATION.

               (a) In the event of termination of this Agreement by any party as provided in Section 7, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party or their respective officers or directors except (i) Sections 10, 11, 12, and 13 of this Agreement shall survive the termination and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the breach by another party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

               (b) If a Purchase Event occurs with respect to the Grantor, then in such event Grantor shall pay to the Grantee, within five business days after a termination of this Agreement following such an event, the reasonable expenses of Grantee incurred in connection with this Agreement and the transactions set forth in the Merger Agreement, but not more than $250,000.

          9.   ACCESS TO INFORMATION.

          During the term of this Agreement, each party will afford each of the other parties full and free access during normal business hours to such party, its personnel, properties, contracts, books and records, and all other documents and data.

          10.  CONFIDENTIALITY.

          Except as and to the extent required by law, no party will disclose or use, and will direct its representatives not to disclose or use, any Confidential Information (as defined below) with respect to the other parties furnished or to be furnished by such other parties, or their respective representatives to the party or its representatives at any time or in any manner other than in connection with its evaluation of the transaction proposed in this Agreement. For purposes of this section, "Confidential Information" means any information about the Merger Agreement and this Agreement as well as any information about a party stamped "confidential" or identified in writing as such promptly following its disclosure, unless (i) such information is already known to the party or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of the party or its representatives, (b) the use of such information is necessary in making any filing or obtaining any consent or approval required for the consummation of the transactions set forth in the Merger Agreement, or (c) the furnishing or use of such information is required by or necessary in connection with legal proceedings. Upon the written request of a party, each of the other parties will promptly return or destroy any Confidential Information in its possession and certify in writing to the disclosing party that it has done so.

     11.  DISCLOSURE.

          Except as and to the extent required by law, without the prior written consent of the other parties, no party will, and each will direct its representatives not to, make directly or indirectly any public comment, statement or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, a possible transaction among the parties or any of the terms, conditions or other aspects of the transaction proposed in this Agreement. If a party is required by law to make any such disclosure, it must first provide to the other parties the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

     12.  COSTS.

          Except as otherwise expressly agreed, each party will be responsible for and bear all of its own costs and expenses (including any broker's or finder's fees and the expenses of its representatives) incurred at any time in connection with this Agreement and in pursuing or consummating the Merger Agreement.

     13.  SEVERABILITY.

          If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that applicable law will not permit the Grantee to acquire the full number of shares of Grantor Common Stock provided in Section 2 (as adjusted pursuant to Section 6), it is the express intention of the Grantor to allow the Grantee to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

     14.  MISCELLANEOUS.

               (a) THIRD PARTIES. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

               (b) ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

               (c) ASSIGNMENT. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Purchase Event shall have occurred and be continuing, the Grantee may assign in whole or in part its rights and obligations hereunder; provided, however, that Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the Grantor Common Stock, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on the Grantee's behalf, or (iv) any other manner approved by applicable regulatory authorities, so long as the Grantee is responsible for all costs associated with the same and the assignment is in compliance with federal and state law.

               (d) NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by registered or certified mail, postage prepaid, express service, personal delivery, telecopy or telefacsimile to the following addresses:

          If to Citizens & Northern Corporation, to:

          Citizens & Northern Corporation
          90-92 Main Street
          P.O. Box 58
          Wellsboro, PA 16901
          Attn: Craig G. Litchfield, President

          With a copy to:

          Squire, Sanders & Dempsey L.L.P.
          4900 Key Tower
          127 Public Square
          Cleveland, Ohio 44114
          Attn: M. Patricia Donnelly Oliver

          If to Peoples Ltd., to:

          Peoples Ltd.
          201 Church Street
          P.O. Box 217
          Wyalusing, PA18853
          Attn: Donald Abrey, President

          With a copy to:

          Shumaker Williams, PC
          The Pennsylvania Center
          3425 Simpson Ferry Road
          Camp Hill, PA 17011
          Attn: Nicholas Bybel


               (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

               (f) SPECIFIC PERFORMANCE. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Agreement by any party hereto and that this Agreement may be enforced by a party hereto through injunctive or other equitable relief.

          (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.

          15.  REPURCHASE AT THE OPTION OF GRANTEE.

               (a) At the request of the Grantee at any time commencing upon the first occurrence of a Repurchase Event and ending 9 months immediately thereafter, Grantor shall repurchase from Grantee (i) the Option and (ii) all shares of Grantor Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 17 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Repurchase Consideration") equal to the sum of:

                      (i) the aggregate purchase price paid by Grantee for any shares of Grantor Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership;

                      (ii) the excess, if any, of (x) the Applicable Price for each share of Grantor Common Stock over (y) the purchase price (subject to adjustment pursuant to Section 6 hereof), multiplied by the number of shares of Grantor Common Stock with respect to which the Option has not been exercised; and

                      (iii) the excess, if any, of the Applicable Price over the purchase price (subject to adjustment pursuant to Section 6 hereof paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Grantor Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

               (b) If Grantee exercises its rights under this section, Grantor shall, within 10 business days after the Request Date, pay the Grantor Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Grantor the Option and the certificates evidencing the shares of Grantor Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board or other regulatory authority is required in connection with the repayment of all or any portion of the Repurchase Consideration Grantee shall have the ongoing option to revoke its request for repurchase pursuant to this section, in whole or in part, or to require that Grantor deliver from time to time that portion of the Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the Federal Reserve Board or any other regulatory authority disapproves of any part of Grantor's proposed repurchase pursuant to the section, Grantor shall promptly give notice of such fact to Grantee. If the Federal Reserve Board or other agency prohibits the repurchase in part but not in whole, then Grantee shall have the right (i) to revoke the repurchase request, or (ii) to the extent permitted by the Federal Reserve Board or other agency, determine whether the purchase should apply to the Option and or Option shares and to what extent to each, and Grantee shall thereupon have the right to exercise the Option as to the number of Option shares for wich the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to this section and the number of shares covered by the portion of the Option (if any) that has been repurchased. Grantee shall notify Grantor of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the purchase.

          Notwithstanding anything herein to the contrary, all of Grantee's rights under this section shall terminate on the date of termination of this Option.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement to be effective as of the day and year set forth in the first paragraph above.

                                   CITIZENS & NORTHERN CORPORATION

                                   By:_____________________________
                                      Craig G. Litchfield, President and Chief
                                      Executive Officer


                                   PEOPLES LTD.


                                   By:______________________________
                                      Donald E. Abrey, President and Chief
                                      Executive Officer

                                                                       EXHIBIT B

                                 _____________, 2000


Citizens & Northern Corporation

Gentlemen:

     I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Peoples, Ltd. (the "Company"), as that term is defined for purposes of Paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Act").

     Pursuant to the terms of the Agreement and Plan of Merger by and between Citizens & Northern Corporation ("CNN") and the Company dated as of June __, 2000 (the "Merger Agreement"), providing for the merger of the Company with and into CNN (the "Merger"), and as a result of the Merger, I will receive shares of CNN common stock ("CNN Common Stock") in exchange for shares of common stock of the Company ("Company Stock") owned by me at the Effective Time (as defined and determined pursuant to the Merger Agreement). This letter is being delivered pursuant to Sections 5.09 and 6.03(d) of the Merger Agreement. I represent and warrant to CNN that in such event:

     A. I will not sell, assign or transfer the CNN Common Stock which I receive as aforesaid in violation of the Act or the Rules and Regulations. Moreover, to help insure that the Merger will qualify for pooling-of-interests accounting treatment, I shall make no sale, transfer, or other disposition of the CNN Common Stock which I receive as aforesaid until such time as financial results covering at least thirty (30) days of post-merger combined operations of CNN and the Company have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

     B. I have carefully read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the CNN Common Stock, to the extent I feel necessary, with my counsel or counsel for the Company. I understand that CNN is relying on the representations I am making in this letter and I hereby agree to hold harmless and indemnify CNN and its officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys' fees), or liabilities ("Losses") to which CNN or any officer or director of CNN may become subject under the Act or otherwise as a result of the untruth, breach, or failure of such representations.

     C. I have been advised that the issuance of the CNN Common Stock issued to me pursuant to the Merger will have been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that since I may be deemed to be an affiliate of the Company under the Rules and Regulations at the time the Merger is submitted for a vote of the shareholders of the Company, that the CNN Common Stock must be held by me indefinitely unless (i) my subsequent distribution of CNN Common Stock has been registered under the Act; (ii) a sale of the CNN Common Stock is made in conformity with the volume and other applicable limitations of a transaction permitted by Rule 145 promulgated by the Commission under the Act and as to which CNN has received satisfactory evidence of the compliance and conformity with said Rule, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. (or other counsel reasonably acceptable to CNN) or in accordance with a no-action letter from the Commission, some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the CNN Common Stock. I am also aware of the additional limitation on transfers of CNN Common Stock set forth in the second sentence of Paragraph A above.

     D. I also understand that stop transfer instructions will be given to CNN transfer agent with respect to any CNN Common Stock which I receive in the Merger and that there will be placed on the certificates for such CNN Common Stock, a legend stating in substance:

          "The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) an effective registration statement under the Act,
     (ii) a transaction permitted by Rule 145 and as to which the issuer has received reasonable and satisfactory evidence of compliance with the provisions of Rule 145, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to the issuer or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, such shares are not required to be registered under the Act."

It is understood and agreed that the legend set forth in Paragraph D above shall be removed and any stop order instructions with respect thereto shall be canceled upon receipt of advice from Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to CNN that such actions are appropriate under the then-existing circumstances.

                                        Very truly yours,


                                        ----------------------------------------
                                        (Name of Affiliate)

Date:  ____________, 2000
                                                  PLEASE PRINT YOUR NAME
Accepted this _____ day of _____________, 2000
                                                  HERE:________________________
CITIZENS & NORTHERN CORPORATION


By:
     -------------------------
     Name:
     Title:

                                                                       EXHIBIT C

                                  VOTING AGREEMENT

     This Voting Agreement is entered into on __________, 2000 (this "Agreement") by and among the persons listed on the attached Schedule A (collectively, the "Control Stockholders").

     WHEREAS, the Control Stockholders own _______ common shares, par value $____ of Peoples, Ltd., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company") (all shares of such stock now owned and which may hereafter be acquired by the Control Stockholders prior to the termination of this Agreement shall be referred to herein as the "Control Shares");

     WHEREAS, Citizens & Northern Corporation and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that the Company will merge with and into Citizens & Northern Corporation, pursuant to the Merger (this and other capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement).

     WHEREAS, it is a condition to the willingness of Citizens & Northern Corporation to enter into the Merger Agreement that the Control Stockholders agree, and in order to induce Citizens & Northern Corporation to enter into the Merger Agreement, the Control Stockholders have agreed to enter into this Agreement; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                     ARTICLE 1
                              VOTING OF CONTROL SHARES

     1.1 VOTING AGREEMENT. Except as may be otherwise required to fulfill our fiduciary duties as a Director of Peoples and/or Peoples State Bank of Wyalusing, the Control Stockholders hereby agree that during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, they shall vote their Control Shares: (i) in favor of the Merger and the Merger Agreement (as amended from time to time) and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between the Company and any person or entity other than Citizens & Northern Corporation, or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would result in any of the conditions to the obligations of the Company under the Merger Agreement not being fulfilled.

                                     ARTICLE 2
                           REPRESENTATION AND WARRANTIES

     The Control Stockholders hereby represent and warrant to Citizens & Northern Corporation as follows:

     2.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of them has all necessary power and authority or capacity, as the case may be, to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by the Control Stockholders and constitutes a legal, valid and binding obligation of them, enforceable against them in accordance with its terms subject to.

     2.2 VOTING POWER OF THE CONTROL SHARES. The Control Shares collectively represent _____ Percent (___%) of the voting power of the outstanding shares of capital stock of the Company. The Control Shares are common shares, each of which has one vote per share pursuant to the Articles of Incorporation of the Company.

     2.3  NO CONFLICT.

          (a) The execution and delivery of this Agreement by the Control Stockholders do not as of the hereof, and the performance of this Agreement by them will not (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to them or by which the Control Shares are bound, or (ii) result in any breach of or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Control Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any such Control Stockholder is a party or by which any such Control Stockholder or any Control Shares are bound, except, in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by any Control Stockholders of his, her or its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by the Control Stockholders do not, and the performance of this Agreement by them will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body.

     2.4 TITLE TO THE CONTROL SHARES. Each Control Stockholder is the sole owner of the number and class of Control Shares specified on Schedule A hereto, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. No Control Stockholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the

Common Shares. Each Control Stockholder has sole voting power with respect to his, her or its Control Shares.

                                     ARTICLE 3
                                   MISCELLANEOUS

     3.1 TERMINATION. This Agreement shall terminate on the earlier to occur of (i) the date of consummation of the Merger and (ii) the date of the termination of the Merger Agreement.

     3.2 SPECIFIC PERFORMANCE. The Control Stockholders agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that Citizens & Northern Corporation shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     3.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings with respect to the subject matter hereof.

     3.4 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

     3.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     3.6 GOVERNMENT LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     3.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     3.8 ASSIGNMENTS. This Agreement shall not be assigned by operation of law or otherwise.

     3.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day first written above.



      [SIGNATURE OF EACH CONTROL STOCKHOLDER INCLUDE STOCK HELD JOINTLY, ETC.]

                                      SCHEDULE A

--------------------------------------------------------------------------------
          NAME                                    NUMBER OF CONTROL SHARES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT D

                                 FIRST AMENDMENT
                                       TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of the 15th day of May, 2000, between PEOPLES LTD. (the "Corporation") and PEOPLES STATE BANK OF WYALUSING PA (the "Bank"), and DONALD E. ABREY (the "Executive").

         WHEREAS, the Corporation, the Bank and the Executive entered into an Executive Employment Agreement dated May 15, 2000 (the "Employment Agreement"); and

         WHEREAS, the Corporation, the Bank and the Executive desire to amend the Employment Agreement to accurately reflect the agreement of the parties;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree that the Employment Agreement is amended as follows:

         1.       Paragraph 1(a) is amended to read as follows:

                  (a) General. The Corporation and the Bank hereby shall employ the Executive and the Executive hereby accepts employment with the Corporation and Bank for a term of two (2) year(s) beginning on January 1, 2000, and ending on December 31, 2001, subject, however, to prior termination of this Agreement as set forth below.

         2.       Paragraph 1(b) is amended to read as follows:

                  (b) This Agreement shall renew and the Employment Period shall be extended for an additional period of one (1) year upon the mutual agreement (on or after September 1, 2001) of the Executive, the Corporation and the Bank.

         3. The following additional language is added at the end of Paragraph 2:

                  Notwithstanding the foregoing, upon the Effective Time of the merger of the Corporation with and into Citizens & Northern Corporation (as such term is defined in that certain Agreement and Plan of Merger dated June

                  ___, 2000), the Executive's position shall be that of Senior Vice President of the Bank and Senior Vice President and Chief Executive Officer of Citizens & Northern Financial Services Corporation with such duties as may from time to time be prescribed by the Chief Executive Officer of Citizens & Northern Bank as approved by the Board of Citizens & Northern Bank.

         4.       A new paragraph 4(d) is hereby added to read as follows:

                  (d) CHANGE IN CONTROL PAYMENT. At the Effective Time of the merger of the Corporation with and into Citizens & Northern Corporation, providing that the Executive was not terminated prior to said Effective Time by the Corporation, the Executive shall be entitled to receive a lump sum cash payment or such other form of payment acceptable to the Executive equal to 2.99 times the highest annual compensation, including cash bonuses, which the Executive received during the preceding three (3) year period ending on the date of termination (the "Payment Amount"). Executive will be responsible for all tax withholding obligations with respect to such payment (other than Medicare) and will hold the Corporation and Citizens & Northern Corporation harmless with respect thereto. In the event that:

                           (i) the Payment Amount would be deemed to include an "excess parachute payment" under
                                    Section 280G of the Internal Revenue Code of
                                    1986, as amended (the "Code") or any
                                    successor thereto, and

                           (ii) if such Payment Amount were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Code Section 280G, and the Non-Triggering Amount would be greater than the aggregate value of the Payment Amount (without such reduction) minus the amount of tax required to be paid by the Executive thereon by Section 4999 of the Code, then the Payment Amount shall be reduced to the Non-Triggering Amount.

         5.       Paragraph 9(d) is amended to read as follows:

                  (d) TERMINATION BY EXECUTIVE. The Executive may terminate his employment hereunder if (1) his health should become impaired to an extent that it makes continued performance of his duties hereunder hazardous to his physical or mental health or his life, or (2) for Good Reason. The term "Good Reason" shall mean (i) any removal of the Executive from (other than as a result of his regulatory removal) any of the positions indicated in Paragraph 2 hereof, except in connection with termination of the Executive's employment for Cause or (ii) failure of the Bank to comply with Paragraph 5 hereof, after notice from the Executive to the Corporation and the Bank that such action or limitation of the Bank or Corporation constitutes Good Reason and the failure to cure such situation within thirty (30) day(s) of said notice, or if said situation cannot be cured within thirty (30) day(s), within a reasonable time thereafter if a diligent effort is being made by the Corporation and/or the Bank to cure such situation.

         6. The phrase "other than a Change of Control as defined herein" is deleted form the seventh line of Paragraph 10(b).

         7.       Paragraph 10(c) is amended to read as follows:

                  If the Executive terminates his employment for Good Reason or the Bank or Corporation or Citizens & Northern Corporation terminates the Executive's employment other than for Cause, the Corporation and/or Bank or Citizens & Northern Corporation (as applicable) shall maintain in full force and effect, for the continued benefit of the Executive through the term of his Agreement, all employee benefit plans and programs to which the Executive was entitled prior to the date of termination, except those under paragraphs 5(b) (but not including accrued vacation days), (c) and (d), if the Executive's continued participation is possible under the general terms and provisions of such plans and programs except that if the Executive's participation in any health, medical, life insurance or disability plan or program is barred, the Corporation and/or Bank or Citizens & Northern Corporation (as applicable) shall obtain and pay for, on the Executive's behalf, individual insurance plans, policies or programs which provide to the Executive health, medical, life and disability insurance coverage which is substantially equivalent to the insurance coverage which the Executive was entitled prior to the date of termination.

         8.       Paragraph 10(d) is deleted in its entirety.

         9.       Paragraph 13 is deleted in its entirety.

         10.      Paragraph 14 is deleted in its entirety.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and, in the case of the Corporation and Bank, by its authorized representatives as of the day and year above mentioned.

ATTEST:                                   PEOPLES STATE BANK OF
                                          WYALUSING PA

                                          By:
----------------------------------             --------------------------------
                         SECRETARY             Kenneth Taylor, Jr.
                                               Chairman

ATTEST:                                   PEOPLES LTD.

                                          By:
----------------------------------             --------------------------------
                         SECRETARY             Kenneth Taylor, Jr.
                                               Chairman

WITNESS:


----------------------------------             --------------------------------
                                               Donald E. Abrey